UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 13, 2024

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1100 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	OTC Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2024, Paul Webster, Interim Chief Financial Officer, tendered his resignation to the Company to be effective October 1, 2024.  The Company accepted Mr. Webster’s resignation on October 1, 2024.  Mr. Webster will continue as a part time employee as SVP of RCM.

On October 1, 2024, Assure Holdings Corp. (the “Company”) appointed John Price to act as the Company’s Chief Financial Officer beginning October 1, 2024.

Mr. Price was formerly appointed as Chief Financial Officer effective March 26, 2021, and resigned on November 17,2023. From November of 2023 through February 2024 Mr. Price acted as Chief Financial Officer for Coda Octopus Group.  Mr. Price rejoined the Company in February 2024, acting as a financial consultant until his reappointment as Chief Financial Officer on October 1, 2024. Mr. Price has over 25 years of experience in accounting, financial planning and analysis, and business process improvement. He is also highly experienced in capital raise and debt financing, M&A, accounting operations, compliance, and system implementations. Mr. Price’s prior positions include serving as chief accountant of National Beverage (December 2019 to November 2020), chief financial officer and president at Alliance MMA (August 2016 to October 2019), and chief financial officer at MusclePharm (March 2015 to August 2016) and in various accounting and finance roles in high growth technology companies in the Silicon Valley. Mr. Price spent the first seven years of his career at Ernst & Young (October 1995 to July 2003). Mr. Price earned a Bachelor of Science in Accounting from Pennsylvania State University.

Mr. Price does not have any family relationship with any other member of the Board of Directors or any executive officer of the Company. There are no arrangements or understandings between Mr. Price and any other person pursuant to which he was selected as an officer. There are no transactions between the Company and Mr. Price required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In relation to his appointment as Chief Financial Officer, the Company and Mr. Price have agreed on compensation terms as follows: Mr. Price will be paid an annual salary of $255,000.  Mr. Price will also be eligible for an annual discretionary bonus up to 60% of his salary, a phone allowance of $200 per month, a car allowance of $800 per month.  Mr. Price will continue to be eligible to participate in the Company’s equity incentive plans at the discretion of the Company’s Board of Directors. If terminated without cause, Mr. Price will be entitled to severance of six (6) months salary plus an additional one (1) month for each year of service.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: October 7, 2024	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer